UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2019

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197692	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5763 Corsa Avenue Suite 218, Woodland Hill, CA 91362
(Address of principal executive offices)

(310) 571-0020
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

Acquisition of Troy Mining Claims

On August 13, 2019, we closed an Asset Purchase Agreement (the “APA”) with Troy Mining Corporation (“Troy”). Under the APA, we acquired 78 gold mining claims consisting of approximately 4,800 acres, located east/southeast of El Portal, California, in Mariposa County, together with all of Troy’s rights to related equipment and buildings currently located on the mining claims. In exchange for the mining claims and related assets, we:

•	Agreed to issue 1,900,000 shares of a new class of preferred stock to be designated Series B Preferred Stock; and

•	Agreed to make total cash payments in the amount of $500,000 under a Promissory Note (the “Purchase Note”)

Under the Purchase Note, we paid $50,000 at the time of the closing, and are required to pay an additional $50,000 within sixty days of the closing, and $25,000 every other month thereafter, with the entire remaining amount due no later than March 31, 2020. In the event of default under the Purchase Note, all assets acquired under the APA will be forfeited back to Troy.

The 1,900,000 shares of Series B Preferred Stock to be designated and issued as part of the purchase price will convertible to common stock on a 1:1 basis beginning 60 days from their date of issuance and will cast one vote per share on all matters submitted to a vote of our shareholders. If converted, all shares of Series B Preferred Stock must be converted in one tranche. Within 60 days of the closing, we are required under the APA to file a registration statement registering the re-sale of the shares of common stock issuable upon conversion of the Series B Preferred Stock.

Convertible Promissory Note

In order to pay the initial $50,000 required under the APA and the Purchase Note, we obtained funding under Convertible Promissory Note in the amount of $50,000 issued to a private investor. The Convertible Promissory Note accrues interest at an annual rate of 10% and is due and payable in full in 60 days. The Convertible Promissory Note is convertible to shares of our common stock at a price of $0.05 per share.

SECTION 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

As discussed above, we issued a Convertible Promissory Note and have agreed to issue shares of Series B Preferred Stock in connection with the APA. The issuance of the Series B Preferred Stock as part of the purchase price under the APA, as discussed above, was exempt under Section 4(a)(2) under the Securities Act. We engaged in no general solicitation or advertising with regard to the issuance, which was made in a private transaction. The issuance of the Convertible Promissory Note was exempt under Rule 506(b) under Regulation D, as the note was issued to an accredited investor and we also engaged in no general solicitation or advertising with regard to the issuance of the note.

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SECTION 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws

As discussed above, in connection with the APA, we have agreed to designate and issue a new class of preferred stock designated as Series B Preferred Stock. The rights and preferences of the Series B Preferred Stock are discussed in Item 1.01, above. The form of the Certificate of Designation for Series B Preferred Stock, which is filed herewith as Exhibit 3.1, should be reviewed for further information.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation for Series B Preferred Stock
10.1	Asset Purchase Agreement
10.2	Convertible Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Richard Carey

Richard Carey
Chief Executive Officer

Date: August 19, 2019

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